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                              UTILICORP UNITED INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                     EXHIBIT 11

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                                           Three Months                          Twelve Months
                                               Ended      Six Months Ended          Ended
                                              June 30,         June 30,            June 30,
  (In thousands except per share amounts)  1996    1995     1996     1995        1996    1995
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
    Earnings Available for Common Shares:
(a) Earnings available for common shares
    as reported                            $25,809 $6,723  $62,608  $38,376    $101,959  $85,851
(b) Elimination of interest on
    convertible subordinated
    debenture, net of tax                      82     100      166      224         343      486
(c) Elimination of dividends on
    cumulative convertible preference
    stock                                      --      --       --       --          --     (426)
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(d) Fully Diluted Earnings Available       $25,891 $6,823  $62,774  $38,600    $102,302  $85,911
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Weighted Average Common Shares
Outstanding:

(e) Primary weighted average shares
    outstanding as reported                 46,701 45,052   46,467   44,928      46,030   45,137
(f) Assumed conversion of convertible
    subordinated debenture                     324    496      329      498         338      516
(g) Assumed conversion of cumulative
    convertible preference shares               --     --       --       --          --       --
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(h) Fully Diluted Weighted Average
    Shares Outstanding                      47,025 45,548   46,796   45,426      46,368   45,653
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Earnings Per Common Share:

     Primary (a/e)                            $.55   $.15    $1.35     $.85       $2.22    $1.90
     Fully Diluted (d/h)                       .55    .15     1.34      .85        2.21     $1.88

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